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                                                                    Exhibit 99.1



FOR RELEASE WEDNESDAY, SEPTEMBER 23, 1998 AT 5:00AM EST
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Contact:
Clare Midgley                                Dr. Micheal Diehl
Sally McCraven                               Bayer AG
Millennium Pharmaceuticals, Inc.             Leverkusen, Germany
(617) 679-7480                               011-49-214-30-8532
(617) 577-3548

Noonan/Russo Communications                  Robert Kloppenburg
Neil Cohen (media)                           Bayer Corporation
Stephanie Seiler (investor)                  West Haven, CT
(212) 696-4455                               (203) 812-6545

                 MILLENNIUM AND BAYER FORM WORLD'S LARGEST DRUG
                DISCOVERY ALLIANCE IN THE PHARMACEUTICAL INDUSTRY

              -REVOLUTIONARY APPROACH IN PHARMACEUTICALS RESEARCH-
                  -A PRODUCTION LINE FOR GENOMICS-BASED DRUGS-

CAMBRIDGE, MASS., SEPTEMBER 23, 1998 - Millennium Pharmaceuticals, Inc. (Nasdaq:
MLNM) and Bayer AG today announced the formation of an alliance, believed to be the largest to date, in the field of pharmaceutical drug discovery. In return for a total investment of up to $465 million, including approximately a 14% equity investment in Millennium, Bayer will receive access to key technologies in modern genome research and a flow of new genomics-based targets for drug development over a five-year period.

Together, Millennium and Bayer will pursue a new production-oriented approach to rapidly move compounds toward clinical trials based on genomics research. "This alliance is a key strategic move which will enable us to develop innovative drugs and bring them to market more quickly and cost-effectively," explained Dr. Horst Meyer, general manager of Bayer's Pharmaceuticals Business Group.

The alliance will provide Millennium, one of the world's leading genomic-based research and development companies, with the means to optimize its own drug discovery and development processes. "In addition to producing a steady stream of drug candidates for Bayer, Millennium will have rights to develop a large number of targets, high throughput screens, and lead compounds resulting from the alliance to enhance our own pipeline of candidate drugs for potential clinical development," said Mark Levin, chief executive officer of Millennium.

The Millennium-Bayer collaboration is subject to Hart Scott Rodino clearance.



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    MILLENNIUM AND BAYER FORM WORLD'S LARGEST DRUG DISCOVERY ALLIANCE IN THE
                             PHARMACEUTICAL INDUSTRY

The primary goal of the alliance is for Millennium, over a period of five years, to supply 225 important new "drug targets" identified as relevant for cardiovascular disease, cancer, osteoporosis, pain, liver fibrosis, hematology and viral infections. From those identified by the alliance, Bayer will select drug targets for its exclusive use; the remainder will be available to Millennium to use in its own proprietary drug development efforts.

"Drug targets" are proteins expressed by human genes which can be used to discover and develop small molecule drugs. In the past 100 years of pharmaceutical research, some 400 drug targets based on human genes (of which there are approximately 100,000) have been identified worldwide for use in the development of medical therapies, leaving a considerable number of potential targets still to be discovered.

Millennium integrates large-scale genetics, genomics, automation, informatics, and drug discovery technologies which enables the Company to perform focused searches for disease-relevant targets and leads for drug development. Technologies developed by Millennium allow for the simultaneous identification and investigation of thousands of new genes and their application in drug discovery. "It is now possible to employ genomic research for the development of drugs on an industrial scale," explained Dr. Wolfgang Hartwig, head of pharmaceuticals research at Bayer AG.

The drug targets identified will be incorporated directly into test systems and used in the search for lead compounds with the aid of Bayer's high-throughput robot screening technology. This screening process is capable of testing more than 100,000 substances each day. Through their collaboration, Millennium and Bayer aim to quickly develop the results of their genome research into economically viable drugs with a high medical benefit.

"We are delighted to enter into this new, groundbreaking alliance with Bayer. The combination of our highly-effective science and technology platform and Bayer's high-throughput robot screening process and drug development experience could enable us to revolutionize drug development," said Mr. Levin.

During the five-year term of the alliance, Bayer will make a total investment in Millennium of up to $465 million. Of this, up to $368.4 million will consist of guaranteed funding and performance fees for the drug targets identified, and a license fee for the use of the genome technologies developed by Millennium. The remaining $96.6 million will be paid by Bayer as an equity investment representing approximately a 14% interest in Millennium. In addition, Bayer will pay royalties to Millennium on the sale of any marketed products.

"This collaboration provides a secure financial foundation for Millennium's current drug discovery efforts, as well as providing critical financial and non-financial resources for the forward-integration of our own proprietary drug development efforts," said Steven Holtzman, chief business officer of Millennium. "The initial funding from Bayer, in addition to our current partnership revenue, allows us to be profitable in 1998, assuming Hart Scott Rodino clearance in the expected timeframe."


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    MILLENNIUM AND BAYER FORM WORLD'S LARGEST DRUG DISCOVERY ALLIANCE IN THE
                             PHARMACEUTICAL INDUSTRY

"Our alliance with Millennium, the largest to date, represents a synergy of the two partners' core competencies. Millennium will provide us with a rich pipeline of new drug targets which, with our expertise in drug discovery and development, will further our ability to generate marketable products. At the same time, our healthcare group will have access to state-of-the-art technologies in genomics research," said Dr. Meyer.

Millennium, a leading drug discovery and development company, employs large-scale genetics, genomics, high throughput screening and informatics in an integrated science and technology platform. This innovative drug discovery platform is applied across the entire healthcare sector, from gene identification through patient management, to accelerate and transform the discovery and development of proprietary therapeutic and diagnostic products and services. Headquartered in Cambridge, Massachusetts, Millennium and its affiliates currently employ more than 620 people

Bayer is an international, research-based group with major businesses in health care, chemicals and imaging technologies. With more than 144,000 employees worldwide, the group recorded income before taxes of DM 5.1 billion on sales of DM 55 billion in 1997.

MPM Capital Advisors, LLC of Cambridge, MA advised Bayer in the negotiation of the transaction.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward looking statements include uncertainties relating to the gene identification, drug discovery and clinical development processes; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological change; uncertainties relating to patent protection; and uncertainties relating to the Company's ability to obtain the substantial additional funds required for its progress. The factors that could affect the performance of Millennium are more fully described in filings by Millennium with the Securities and Exchange Commission including but not limited to the factors set forth under the heading "Business -- Factors That May Affect Results" in the Annual Report on Form 10-K of Millennium for the year ended December 31, 1997 as filed on March 31, 1998.

Editor's Note: This release and background materials are available on the Millennium website at:
http://www.mlnm.com and on the Bayer website at: http://www.bayer.com.

For additional information, please call Sally McCraven at (617) 577-3548 or Neil Cohen at (212) 696-4455.



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